Exhibit 99.1

Form 4 Joint Filer Information

Name:	ARC Diamond, LP

Address:	200 Crescent Court, Suite 1350
Dallas, Texas 75201

Designated Filer:	Gerald J. Ford

Issuer & Ticker Symbol:	Hilltop Holdings Inc. (HTH)

Date of Event Requiring Statement:	September 25, 2008

Signature:	ARC Diamond, LP,
a Texas limited partnership

	By:	ARC Diamond GP, Inc.,
its general partner

	By:	/s/ GERALD J. FORD
	Name:	Gerald J. Ford
	Title:	President

Name:	Hunter’s Glen/Ford, Ltd.

Address:	200 Crescent Court, Suite 1350
Dallas, Texas 75201

Designated Filer:	Hunter’s Glen/Ford, Ltd.

Issuer & Ticker Symbol:	Hilltop Holdings Inc. (HTH)

Date of Event Requiring Statement:	September 25, 2008

Signature:	Hunter’s Glen/Ford, Ltd.,
a Texas limited partnership

	By:	Ford Diamond Corporation,
its general partner

	By:	/s/ GERALD J. FORD
	Name:	Gerald J. Ford
	Title:	President

Name:	Gerald J. Ford

Address:	200 Crescent Court, Suite 1350
Dallas, Texas 75201

Designated Filer:	Gerald J. Ford

Issuer & Ticker Symbol:	Hilltop Holdings Inc. (HTH)

Date of Event Requiring Statement:	September 25, 2008

Signature:	/s/ GERALD J. FORD
Gerald J. Ford